Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO TERM LOAN AGREEMENT

This AMENDMENT NO. 3 TO TERM LOAN AGREEMENT (this “Amendment”) is entered into as of February 3, 2026 among (i) THE COOPER COMPANIES, INC., a Delaware corporation (the “Borrower”), (ii) the Lenders (as defined below) executing signature pages hereto and (iii) PNC BANK, NATIONAL ASSOCIATION, as the administrative agent (the “Administrative Agent”).

RECITALS:

A. WHEREAS, the Borrower, the Administrative Agent and the lenders party thereto (each, a “Lender” and collectively, the “Lenders”) are parties to the Term Loan Agreement, dated as of December 17, 2021 (as amended by Amendment No. 1 to Term Loan Agreement, dated as of February 1, 2023 and Amendment No. 2 to Term Loan Agreement, dated as of May 1, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Term Loan Agreement”; and the Term Loan Agreement as amended by this Amendment, the “Amended Term Loan Agreement”);

B. WHEREAS, prior to the Amendment No. 3 Effective Date (as defined below), the Term A-1 Lenders hold an aggregate principal amount of $1,500,000,000 in Term A-1 Loan Commitments under the Term Loan Agreement;

C. WHEREAS, at the request of the Borrower, certain of the Term A-1 Lenders (the “Third Amendment Extended Term Loan Lenders”) have agreed to extend a portion of their Term A-1 Loan Commitments in an aggregate principal amount of $950,000,000 (the “Third Amendment Extended Term Loan Commitments”, and any Loans thereunder, the “Third Amendment Extended Term Loans”) and such Third Amendment Extended Term Loans shall mature on the Third Amendment Extended Term Loan Maturity Date;

D. WHEREAS, the remaining portion of Term A-1 Loans that are not being extended by the Term A-1 Lenders (the “Third Amendment Non-Extended Term Loans”) in an aggregate principal amount of $550,000,000 shall retain the Third Amendment Non-Extended Term Loan Maturity Date; and

E. WHEREAS, the Borrower, the Administrative Agent and the Lenders party hereto, which constitute all Lenders, desire to amend the Term Loan Agreement to modify certain provisions thereof.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Administrative Agent and the Lenders party hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Amended Term Loan Agreement.

Section 2. Amendments. Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, as of the Amendment No. 3 Effective Date:

(a) The Term Loan Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and adding the double underlined text (indicated textually in the same manner as the following example: double- underlined text) as set forth in the Amended Term Loan Agreement attached hereto as Annex I; and

(b) Each of Schedules 1.01(a), 6.03 and 6.04 to the Term Loan Agreement is hereby restated in its entirety as set forth on Annex II hereto.

Section 3. Third Amendment Extended Term Loan. Upon the Amendment No. 3 Effective Date, the Third Amendment Extended Term Loans to the Borrower shall be extended by the Third Amendment Extended Term Loan Lenders. Upon extending the Third Amendment Extended Term Loans on the Amendment No. 3 Effective Date, the Third Amendment Extended Term Loans shall be deemed to be “Term A-1 Loans” and “Loans”, and shall constitute a separate tranche of Term Loans, and each Third Amendment Extended Term Loan Lender holding a Third Amendment Extended Term Loan shall be deemed to be a “Term A-1 Lender” and a “Lender”, in each case, for all purposes of the Amended Term Loan Agreement and the other Loan Documents.

Section 4. Effectiveness of Amendment. Each of the modifications set forth in the Amended Term Loan Agreement shall be effective on the date upon which each of the following conditions precedent has been satisfied (the “Amendment No. 3 Effective Date”):

(a) This Amendment shall have been executed by the Borrower, each Subsidiary Guarantor, Lenders constituting all Lenders, and the Administrative Agent.

(b) The Administrative Agent shall have received an executed copy of an amendment to that certain Revolving Credit Agreement, dated as of May 1, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date, the “Existing Revolving Credit Agreement”), among the Borrower and CooperVision International Limited, as borrowers, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent, including any related documentation, in form and substance reasonably acceptable to the Administrative Agent;

(c) The Administrative Agent shall have received executed copies of the Notes executed by the Borrower in favor of each Third Amendment Extended Term Loan Lender which has requested a Note at least three (3) Business Days prior to the Amendment No. 3 Effective Date;

(d) The Administrative Agent shall have received the following items from the Borrower:

a.

a certificate of good standing for each Loan Party from the state of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Amendment No. 3 Effective Date;

b.

a copy of the formation document of each Loan Party, together with all amendments thereto, certified as of a recent date by the appropriate governmental officer in the state of organization of such Loan Party and dated not more than thirty (30) days prior to the Amendment No. 3 Effective Date and certified by an officer of such Loan Party;

c.

incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign this Amendment and the other Loan Documents executed in connection herewith on behalf of such Loan Party (and to make borrowings hereunder on behalf of the Borrower, in the case of the Borrower), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower; and

d.

copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the transactions provided for herein, with respect to the Borrower, and the execution, delivery and performance of this Amendment and the other Loan Documents executed in connection herewith to be executed and delivered by the Loan Parties.

(e) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 3 Effective Date) of Latham & Watkins LLP, counsel for the Borrower and the other Loan Parties, in form and substance reasonably acceptable to the Administrative Agent;

(f) The Administrative Agent and the Lenders shall have received, at least three Business Days prior to the Amendment No. 3 Effective Date all documentation and other information about the Loan Parties as shall have been reasonably requested by the Administrative Agent or such Lender at least 10 Business Days prior to the Amendment No. 3 Effective Date that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act and, if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party;

(g) The Administrative Agent shall have received all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of its outside counsel, to the extent invoiced at least one Business Day prior to the Amendment No. 3 Effective Date) in connection with the preparation, negotiation and effectiveness of this Amendment and the other documents being executed or delivered in connection herewith;

(h) The representations and warranties of the Loan Parties in Article III of the Amendment Term Loan Agreement shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and

(i) At the time of and immediately after giving effect to the Borrowing on the Amendment No. 3 Effective Date, no Default or Event of Default shall have occurred and be continuing.

Section 5. Representations and Warranties. The Borrower and each Subsidiary Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) the Borrower and each Subsidiary Guarantor has the legal power and authority to execute and deliver this Amendment;

(b) the officers executing this Amendment on behalf of the Borrower and each Subsidiary Guarantor have been duly authorized to execute and deliver the same and bind the Borrower or such Subsidiary Guarantor with respect to the provisions hereof;

(c) this Amendment constitutes the legal, valid and binding agreement and obligation of the Borrower and each Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

(d) each of the representations and warranties set forth in Article III of the Amended Term Loan Agreement is true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of the Amendment No. 3 Effective Date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty was true and correct in all material respects as of the date when made.

Section 6. Term Loan Agreement Unaffected. Each reference to the Term Loan Agreement in any Loan Document shall hereafter be construed as a reference to the Amended Term Loan Agreement. Except as otherwise specifically provided herein, all provisions of the Term Loan Agreement shall remain in full force and effect and be unaffected hereby. This Amendment shall be a Loan Document.

Section 7. Subsidiary Guarantor Acknowledgment. Each Subsidiary Guarantor, by signing this Amendment:

(a) consents and agrees to and acknowledges the terms of this Amendment;

(b) acknowledges and agrees that all of the Loan Documents to which such Subsidiary Guarantor is a party or is otherwise bound shall continue in full force and effect and that all of such Subsidiary Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and

(c) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Term Loan Agreement or any other Loan Document to which such Subsidiary Guarantor is a party to consent to the amendments to the Term Loan Agreement effected pursuant to this Amendment and (ii) nothing in the Term Loan Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments or modifications to the Term Loan Agreement.

Section 8. Entire Agreement. This Amendment, together with the Term Loan Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

Section 9. Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

Section 11. Jurisdiction. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

Section 12. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

THE COOPER COMPANIES, INC.,
as the Borrower

By:	/s/ Brian G. Andrews
Name:	Brian G. Andrews
Title:	Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page – Amendment No. 3]

Each of the undersigned Subsidiary

Guarantors acknowledges the terms of and

consents to the foregoing:

COOPERVISION, INC.

By:	/s/ Brian G. Andrews
	Name:	Brian G. Andrews
	Title:	Executive Vice President & Treasurer

COOPERSURGICAL, INC.

By:	/s/ Brian G. Andrews
	Name:	Brian G. Andrews
	Title:	Executive Vice President & Treasurer

[Signature Page – Amendment No. 3]

PNC BANK, NATIONAL ASSOCIATION,
as the Administrative Agent and as a Lender

By:	/s/ Kathryn McAndrew
Name:	Kathryn McAndrew
Title:	Vice President

[Signature Page – Amendment No. 3]

MANUFACTURERS AND TRADERS TRUST COMPANY,
as a Lender

By:	/s/ Darci Buchanan
Name:	Darci Buchanan
Title:	Director

[Signature Page – Amendment No. 3]

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ Mark Guyeski
Name:	Mark Guyeski
Title:	Senior Vice President

[Signature Page – Amendment No. 3]

CITIBANK, N.A.,
as a Lender

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Vice President

[Signature Page – Amendment No. 3]

MIZUHO BANK LTD.,
as a Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Managing Director

[Signature Page – Amendment No. 3]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Oksana Guy
Name:	Oksana Guy
Title:	S.V.P.

[Signature Page – Amendment No. 3]

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Sr. Vice President

[Signature Page – Amendment No. 3]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Jimmy Ko
Name:	Jimmy Ko
Title:	Senior Vice President

[Signature Page – Amendment No. 3]

DNB CAPITAL, LLC,
as a Lender

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	Senior Vice President

By:	/s/ Bret Douglas
Name:	Bret Douglas
Title:	Senior Vice President

[Signature Page – Amendment No. 3]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a Lender

By:	/s/ Mike Tkach
Name:	Mike Tkach
Title:	Authorized Signatory

[Signature Page – Amendment No. 3]

SCOTIA FINANCING (USA) LLC,
as a Lender

By:	/s/ Michelle Phillips
Name:	Michelle Phillips
Title:	President & CEO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrea S Chen
Name:	Andrea S Chen
Title:	Managing Director

[Signature Page – Amendment No. 3]

Annex I

Amended Term Loan Agreement

[See attached.]

Execution Version

AS AMENDED BY AMENDMENT NO. 1, DATED AS OF FEBRUARY 1, 2023

AND AMENDMENT NO. 2, DATED AS OF MAY 1, 2024

AND AMENDMENT NO. 3, DATED AS OF FEBRUARY 3, 2026

TERM LOAN AGREEMENT

dated as of

December 17, 2021

among

THE COOPER COMPANIES, INC.,

as Borrower,

THE LENDERS NAMED HEREIN,

as Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

~~BANK OF AMERICA, N.A.,~~

PNC CAPITAL MARKETS LLC,

MANUFACTURERS AND TRADERS TRUST COMPANY,

CITIBANK, N.A.,

CITIZENS BANK, N.A.,

~~DNB BANK ASA, NEW YORK BRANCH,~~

MIZUHO BANK, LTD. and

~~WELLS FARGO BANK, NATIONAL ASSOCIATION,~~

~~as Documentation Agents,~~

~~and~~

~~PNC CAPITAL MARKETS LLC,~~

~~KEYBANC CAPITAL MARKETS INC.,~~

~~TD SECURITIES (USA) LLC,~~

~~THE BANK OF NOVA SCOTIA, and~~

U.S. BANK NATIONAL ASSOCIATION,

~~as Joint Bookrunners, Joint Lead Arrangers and Syndication Agents~~

as Joint Bookrunners and Joint Lead Arrangers,

and

CITIBANK, N.A.,

CITIZENS BANK, N.A.,

MIZUHO BANK, LTD. and

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agents,

and

MANUFACTURERS AND TRADERS TRUST COMPANY,

as Syndication Agent

$1,500,000,000 Term Loan Facility

Page
ARTICLE I DEFINITIONS		1

Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	~~22~~25
Section 1.03	Terms Generally	~~22~~25
Section 1.04	Accounting Terms; GAAP	~~23~~25
Section 1.05	Currency Equivalents	~~23~~26
Section 1.06	Divisions	~~23~~26
Section 1.07	Rates	~~23~~26

ARTICLE II THE CREDITS		~~24~~27

Section 2.01	Commitments	~~24~~27
Section 2.02	Loans and Borrowings	~~24~~27
Section 2.03	Requests for Borrowings	~~25~~27
Section 2.04	Incremental Facilities.	~~25~~28
Section 2.05	[Reserved]	~~27~~29
Section 2.06	[Reserved]	~~27~~29
Section 2.07	Funding of Borrowings	~~27~~30
Section 2.08	Interest Elections	~~27~~30
Section 2.09	Termination and Reduction of Commitments	~~28~~31
Section 2.10	Repayment of Loans; Evidence of Debt	~~28~~31
Section 2.11	Prepayment of Loans	~~29~~31
Section 2.12	Fees	~~29~~32
Section 2.13	Interest	~~29~~32
Section 2.14	Temporary Inability to Determine Rates; Alternate Rate of Interest; Illegality	~~30~~33
Section 2.15	Increased Costs	~~31~~34
Section 2.16	Break Funding Payments	~~32~~35
Section 2.17	Payments Free of Taxes	~~33~~35
Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~36~~39
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~37~~40
Section 2.20	Defaulting Lenders	~~38~~41
Section 2.21	[Reserved]	~~39~~41
Section 2.22	Extension of Maturity Date	~~39~~42
Section 2.23	Benchmark Replacement Setting	~~40~~43

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~45~~47

Section 3.01	Organization; Powers	~~45~~47
Section 3.02	Authorization; Enforceability	~~45~~48
Section 3.03	Governmental Approvals; No Conflicts	~~45~~48
Section 3.04	Financial Condition; No Material Adverse Change	~~45~~48
Section 3.05	Properties	~~45~~48
Section 3.06	Litigation and Environmental Matters	~~46~~48
Section 3.07	Compliance with Laws and Agreements	~~46~~49
Section 3.08	Investment Company Status	~~46~~49
Section 3.09	Taxes	~~46~~49
Section 3.10	ERISA	~~46~~49
Section 3.11	Disclosure	~~46~~49
Section 3.12	Sanctions Laws and Regulations; Anti-Corruption Laws; PATRIOT Act	~~47~~50

-i-

(continued)

Page

Section 3.13	Federal Reserve Board Regulations	~~47~~50
Section 3.14	Subsidiaries	~~47~~50
Section 3.15	Solvency	~~47~~50

ARTICLE IV CONDITIONS		~~48~~50

Section 4.01	Closing Date	~~48~~50

ARTICLE V AFFIRMATIVE COVENANTS		~~49~~52

Section 5.01	Financial Statements; Ratings Change and Other Information	~~49~~52
Section 5.02	Notices of Material Events	~~50~~53
Section 5.03	Existence; Conduct of Business	~~51~~54
Section 5.04	Payment of Obligations	~~51~~54
Section 5.05	Maintenance of Properties; Insurance	~~51~~54
Section 5.06	Books and Records; Inspection Rights	~~51~~54
Section 5.07	Compliance with Laws	~~52~~55
Section 5.08	Use of Proceeds	~~52~~55
Section 5.09	Additional Subsidiary Guarantors	~~52~~55

ARTICLE VI NEGATIVE COVENANTS		~~52~~55

Section 6.01	Changes in Business	~~52~~55
Section 6.02	Consolidation, Merger, Asset Sales, etc.	~~53~~55
Section 6.03	Liens	~~53~~56
Section 6.04	Indebtedness of Non-Loan Party Subsidiaries	~~54~~57
Section 6.05	[Reserved]	~~56~~59
Section 6.06	Financial Covenants	~~56~~59
Section 6.07	[Reserved]	~~56~~59
Section 6.08	Transactions with Affiliates	~~56~~59
Section 6.09	Sanctions Laws and Regulations	~~56~~59

ARTICLE VII EVENTS OF DEFAULT		~~57~~59

Section 7.01	Events of Default	~~57~~59
Section 7.02	Distribution of Payments after Default	~~59~~61

ARTICLE VIII THE ADMINISTRATIVE AGENT		~~59~~62

Section 8.01	The Administrative Agent	~~59~~62
Section 8.02	Erroneous Payments	~~61~~64

ARTICLE IX GUARANTY		~~62~~65

Section 9.01	Guaranty by the Borrower	~~62~~65
Section 9.02	Guaranty Unconditional	~~62~~65
Section 9.03	Waivers	~~63~~66
Section 9.04	Borrower Obligations to Remain in Effect; Restoration	~~64~~66
Section 9.05	Waiver of Acceptance, etc.	~~64~~67
Section 9.06	Subrogation	~~64~~67
Section 9.07	Effect of Stay	~~64~~67
Section 9.08	Keepwell	~~64~~67

ARTICLE X MISCELLANEOUS		~~64~~67

Section 10.01	Notices	~~64~~67
Section 10.02	Waivers; Amendments	~~66~~69
Section 10.03	Expenses; Indemnity; Damage Waiver	~~67~~70

-ii-

(continued)

Page

Section 10.04	Successors and Assigns	~~68~~71
Section 10.05	Survival	~~71~~74
Section 10.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~71~~74
Section 10.07	Severability	~~71~~74
Section 10.08	Right of Setoff	~~71~~74
Section 10.09	Governing Law; Jurisdiction; Consent to Service of Process	~~72~~75
Section 10.10	WAIVER OF JURY TRIAL	~~72~~75
Section 10.11	Headings	~~72~~75
Section 10.12	Confidentiality	~~72~~75
Section 10.13	Material Non-Public Information	~~73~~76
Section 10.14	Interest Rate Limitation	~~73~~76
Section 10.15	Judgment Currency	~~74~~77
Section 10.16	USA PATRIOT Act	~~74~~77
Section 10.17	No Advisory or Fiduciary Responsibility	~~74~~77
Section 10.18	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~75~~78
Section 10.19	Acknowledgement Regarding Any Supported QFCs	~~75~~78
Section 10.20	Electronic Execution of Assignments and Certain Other Documents	~~76~~79

-iii-

SCHEDULES:

Schedule 1.01(a) – Lenders and Commitments

Schedule 1.01(b) – Subsidiary Guarantors

Schedule 3.14 – Subsidiaries

Schedule 6.03 – Existing Liens

Schedule 6.04 – Existing Indebtedness

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Compliance Certificate

Exhibit C-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-2 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-4 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D – Form of Note

Exhibit E – Form of Borrowing Request

Exhibit F – Form of Solvency Certificate

Exhibit G – Form of Joinder Agreement

This TERM LOAN AGREEMENT is entered into as of December 17, 2021, among THE COOPER COMPANIES, INC., a Delaware corporation (the “Borrower”), the Lenders from time to time party hereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (each, as defined below).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business line or unit or division of any Person, or (ii) the acquisition or ownership of in excess of 50% of the Equity Interests of any Person, in each case whether by purchase, merger, consolidation, amalgamation or any other combination with such Person.

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.22(d).

“Additional Credit Extension Amendment” means an amendment to this Agreement providing for any Incremental Term Loans which shall be consistent with the applicable provisions of this Agreement relating to Incremental Term Loans and otherwise reasonably satisfactory to the Administrative Agent and the Borrower.

~~“Adjusted Term SOFR” means for any Interest Period with respect to a Term SOFR Loan, a rate per annum equal to the sum of (a) Term SOFR for such Interest Period and (b) the SOFR Index Adjustment; provided, however, that if Adjusted Term SOFR as determined above would be less than 0%, Adjusted Term SOFR shall be deemed to be 0%.~~

“Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.

“Administrative Agent Fee Letter” means the Administrative Agent Fee Letter, dated as of November 12, 2021 (as amended, restated, supplemented or otherwise modified), among the Borrower, the Administrative Agent and PNC Capital Markets LLC.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 10.01(d).

“Agreement” means this Term Loan Agreement, dated as of December 17, 2021, as amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) ~~Adjusted~~ Term SOFR for a one month Interest Period in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or ~~Adjusted~~ Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or ~~Adjusted~~ Term SOFR, respectively.

“Amendment No. 3” means that certain Amendment No. 3 to Term Loan Agreement, dated as of February 3, 2026, by and among the Borrower, the Subsidiary Guarantors, the lenders party thereto, and the Administrative Agent.

“Amendment No. 2 Effective Date” means May 1, 2024.

“Amendment No. 3 Effective Date” means February 3, 2026.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption.

“Anti-Money Laundering Laws” means any ~~law~~Law in force or hereinafter enacted related to terrorism or money laundering, including, without limitation, (a) the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the Anti-Money Laundering Act of 2020, and the USA PATRIOT Act, and (b) the U.K. Proceeds of Crime Act 2002 and the Money Laundering Regulations 2017, as amended.

“Applicable Maturity Date” has the meaning assigned to such term in Section 2.22(a).

“Applicable Rate” means, as of any date of determination:

(a) ~~(i)~~ on the Closing Date and thereafter until changed in accordance with the provisions set forth in this definition, the applicable rate per annum applicable to Level I in the table set forth below; ~~and~~

(b) ~~(ii)~~ commencing on the date on which a Compliance Certificate is delivered with respect to the fiscal quarter ending January 31, 2022 and continuing with each fiscal quarter thereafter delivered prior to the Amendment No. 3 Effective Date, the applicable rate per annum determined in accordance with the table set forth below:

Ratio Level	Total Leverage Ratio	Term SOFR—Applicable Rate	ABR – Applicable Rate
Level I	Less than 1.50 to 1.00	0.75%	0.00%
Level II	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	0.875%	0.00%
Level III	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	1.00%	0.00%
Level IV	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	1.25%	0.25%
Level V	Greater than or equal to 3.00 to 1.00	1.50%	0.50%

(c) on the Amendment No. 3 Effective Date and thereafter until changed in accordance with the provisions set forth in this definition, the applicable rate per annum applicable to Level II in the table set forth below; and

(d) commencing on the Amendment No. 3 Effective Date (or, if earlier, upon the Borrower obtaining a Debt Rating and electing to determine the Applicable Rate on the basis of such Debt Rating as set forth below) and continuing with each fiscal quarter thereafter, the applicable rate per annum determined at the Borrower’s option, based on the numerically lower of (1) the Level corresponding to the Total Leverage Ratio and (2) upon the Borrower obtaining a Debt Rating, the Level corresponding to the Debt Ratings of the Borrower, in each case as set forth below:

Ratio Level	Total Leverage Ratio	Debt Rating	Term SOFR—Applicable Rate	ABR – Applicable Rate
Level I	Less than 1.50 to 1.00	A- / A3	0.75%	0.00%
Level II	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	BBB+ / Baa1	0.875%	0.00%
Level III	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	BBB / Baa2	1.00%	0.00%
Level IV	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	BBB- / Baa3	1.25%	0.25%
Level V	Greater than or equal to 3.00 to 1.00	BB+ / Ba1	1.50%	0.50%

~~Any~~To the extent that the Applicable Rate is determined by reference to the Total Leverage Ratio, any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.01(c); provided, however, that if such Compliance Certificate is not delivered when due in accordance with Section 5.01(c), then the Applicable Rate shall be the percentage that would apply to Level V above and it shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date on which such Compliance Certificate is delivered (on which date the Applicable Rate shall be set at the margin based upon the calculations in such Compliance Certificate).

If at any time the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise) and as a result thereof, the Total Leverage Ratio was determined incorrectly for any period, the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered (or, to the extent that the Borrower paid any amounts in excess of the amounts the Borrower should have paid, then the Lenders shall credit such over-payment to the Indebtedness owing by the Borrower to each such Lender).

If a Debt Rating is issued by more than one of S&P, Moody’s and/or Fitch and such Debt Ratings differ, then (A) where there are only two Debt Ratings and such Debt Ratings are split, the higher of such Debt Ratings shall apply (with the Debt Rating for Level I being the highest and the Debt Rating for Level V being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the median of the two Debt Ratings (or the higher of any two intermediate Debt Ratings) shall apply and (B) where there are three Debt Ratings and such Debt Ratings are split, the higher of the Debt Ratings shall apply (with the Debt Rating for Level I being the highest and the Debt Rating for Level V being the lowest) unless the differential between the highest and lowest of the Debt Ratings is more than one level, in which case the median of the two highest Debt Ratings will apply (provided that, if such average is not a recognized rating category, then the second highest of the three Debt Ratings shall apply).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Articles 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Asset Sale” means the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any Person of any of the Borrower’s or such Subsidiary’s respective assets.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the Chief Executive Officer, President, Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President, Financial Officer or General Counsel of the applicable Loan Party.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers.

“Bail-In Legislation” means (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the implementing law, regulation, rule as described in the EU Bail-In Legislation Schedule from time to time and (b) in relation to the United Kingdom, the UK Bail-In Legislation and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, administrative receiver, compulsory manager, monitor, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization, winding up, dissolution, restructuring, restructuring plan, adjustments, protection, relief, composition or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means, The Cooper Companies, Inc., a Delaware corporation.

“Borrower Guaranteed Obligations” has the meaning assigned to such term in Section 9.01.

“Borrowing” means Loans (or each portion thereof) of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans (or each portion thereof) as to which a single Interest Period is in effect.

“Borrowing Request” has the meaning assigned to such term in Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Term SOFR Loan or any calculation with respect to an ABR Loan based on clause (c) of the definition of “Alternate Base Rate,” the term “Business Day” shall also exclude any day that is not a SOFR Business Day.

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person, subject to Section 1.04.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than 35% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Borrower.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Closing Fee Letter” means the Closing Fee Letter, dated as of the Closing Date, between the Borrower and the Administrative Agent, for the benefit of the Lenders.

“CME” means CME Group Benchmark Administration Ltd.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, its ~~Term A-1~~Third Amendment Non-Extended Term Loan Commitment, and/or its Third Amendment Extended Term Loan Commitment and/or any Incremental Term Loan Commitment, as the context may require.

“Commodities Hedge Agreement” means a commodities contract purchased by the Borrower or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials necessary to the manufacturing or production of goods in connection with the business of the Borrower and its Subsidiaries.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 10.01(d).

“Competitor” means those Persons that are competitors of the Borrower and its Subsidiaries, which Persons are identified by name in writing by the Borrower to the Administrative Agent prior to the Closing Date, as such list may be supplemented after the Closing Date by the Borrower from time to time as reasonably agreed by the Administrative Agent, it being agreed that any successor-in-interest to any Competitor shall be deemed to be reasonably agreed to by the Administrative Agent. Any such supplement to the list of Competitors after the Closing Date will become effective two Business Days after such supplement is delivered to the Administrative Agent. The list of such Persons submitted to the Administrative Agent shall be made available to the Lenders upon request. In no event shall a supplement apply retroactively to disqualify any Lender as of the date of such supplement.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, for any period, all depreciation and amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication, the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) any extraordinary, unusual or non-recurring expenses, losses and charges, including (A) impairment charges, (B) any loss from dispositions or the sales of assets outside the ordinary course of business, (C) costs and charges associated with any Acquisitions and any related restructurings and investments, including charges for the sale of inventories revalued at the date of acquisition and in-process research and development acquired, and the amortization of acquisition related intangible assets, (D) facility start-up costs and (E) amortization or write-off of debt discount and debt issuance costs and commissions, discounts, debt refinancing costs and commissions and other fees and charges associated with Indebtedness, (v) restricted stock expense and stock option expense (but only to the extent deducted from the determination of Consolidated Net Income for such period), (vi) fees, costs and expenses incurred and paid by the Borrower or any of the Borrower’s Subsidiaries in connection with any litigation, judgment or settlement for any actual or threatened claim, action, suit or proceeding, including any out-of-court agreement or settlement, (vii) restructuring charges and reserves (whether or not classified as such under GAAP), including any fees, expenses or losses related to product line exits or the reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses or the disposal, abandonment, transfer, closing or discontinuing of operations or assets, provided that the aggregate amount of all such charges made in cash does not exceed the greater of $150,000,000 or 1.25% of Consolidated Total Assets during any twelve-month period, (viii) any non-cash impairment charge or asset write-off or write-down related to intangible assets, goodwill, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (ix) all non-cash losses from investments recorded using the cost or equity method, (x) non-cash stock-based awards compensation expense, (xi) non-cash mark to market and other non-cash charges or non-cash expenses related to Hedge Agreement obligations, (xii) other non-cash charges (provided that, if any non-cash charges referred to in this clause (xii) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), (xiii) (A) any charges, costs, expenses, accruals or reserves incurred pursuant to any management equity plan, profits interest or stock option plan, any equity-based compensation or equity-based incentive plan, or any other management or employee benefit plan, agreement or pension plan and (B) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests of the Borrower held by management of the Borrower or any of its Subsidiaries, and (xiv) fees, costs, premiums and expenses incurred and paid by the Borrower or any of the Borrower’s Subsidiaries during any period in connection with any acquisition, investment, asset disposition, issuance, prepayment, or redemption of any Indebtedness permitted to be incurred pursuant to Section 6.04, issuance of equity securities, refinancing transaction or amendment or modification of any debt instrument (in each case, whether or not consummated) minus (b) any extraordinary gains, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on Consolidated Net Income (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to Capital Leases or Synthetic Leases) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, but excluding the cumulative effect of a change in accounting principles.

“Consolidated Net Indebtedness” means, on any date, the difference of (a) Consolidated Total Indebtedness as of such date, minus (b) the aggregate amount of all Unrestricted Cash.

“Consolidated Total Assets” means, on any date, all amounts that, in conformity with GAAP, would be included under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower at such time.

“Consolidated Total Indebtedness” means the sum (without duplication) of all Indebtedness of the Borrower and of its Subsidiaries, all as determined on a consolidated basis (provided that Indebtedness incurred to prefund a Qualified Acquisition shall not constitute Consolidated Total Indebtedness until the earlier of (x) the consummation of such Qualified Acquisition and (y) the date the consummation of such Qualified Acquisition has been abandoned, terminated or expired pursuant to the terms of the relevant acquisition documentation).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise Voting Power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Credit Party” means the Administrative Agent, each Lender, each Designated Hedge Creditor and the respective successors and assigns of each of the foregoing.

“ Debt Rating” means, as of any date of determination, the rating as determined by S&P, Moody’s or Fitch of a Person’s non-credit enhanced, senior unsecured long-term debt. The Debt Rating in effect at any date is the Debt Rating that is in effect at the close of business on such date.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of such certification) to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bail-In Action or (e) has become the subject of a Bankruptcy Event.

“Designated Hedge Agreement” means any Hedge Agreement (other than a Commodities Hedge Agreement) to which the Borrower or any Subsidiary is a party and as to which, at the time such Hedge Agreement is entered into, a Lender or any of its Affiliates is a counterparty.

“Designated Hedge Creditor” means each Person that participates as a counterparty to the Borrower or any Subsidiary pursuant to any Designated Hedge Agreement.

“Designated Persons” means, at any time, (a) any Person listed in any sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Government of Canada, or any EU Member State ~~or~~, (b) any Person located, organized, or resident in a Sanctioned Country, or (c) any Person 50% or more owned, or where relevant under applicable Sanctions Laws and Regulations, controlled by any such Person or Persons described in ~~clause~~clauses (a) or (b).

“Disclosed Matters” means the actions, suits and proceedings, the environmental matters or other fact or circumstance disclosed in the Borrower’s annual report on Form 10-K for the fiscal year ended October 31, 2023, or any other reports filed prior to the Amendment No. 2 Effective Date (including Form 8-K), in each case, as filed with the SEC.

“Documentation Agent” means each of ~~Bank of America, N.A.,~~ Citibank, N.A., Citizens Bank, N.A., ~~DNB Bank ASA, New York Branch,~~ Mizuho Bank, Ltd. and ~~Wells Fargo~~U.S. Bank~~,~~ National Association, as documentation agents under this Agreement.

“Dollar Equivalent” means, (i) with respect to any amount denominated in Dollars, such amount and (ii) with respect to any other amount not denominated in Dollars, the Dollar equivalent of such amount determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount is being determined, for the purchase of the relevant foreign currency with Dollars for delivery on such date.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia, excluding any FSHCO and any subsidiary of either a FSHCO or a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country or the United Kingdom which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country or the United Kingdom which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country or the United Kingdom which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security systems.

“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender), (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent and (B) unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include (a) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (b) any Defaulting Lender or (c) any Competitor.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, or other binding requirements issued, promulgated or entered into by any Governmental Authority, relating to pollution, the preservation or protection of the environment or natural resources, the generation, manufacture, use, labeling, treatment, storage, handling, transportation or Release of any Hazardous Material or, to the extent involving or related to any of the foregoing, health and safety matters.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of the Borrower or any of its ERISA Affiliates to satisfy the minimum funding standard of Section 412 and 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.02(a).

“Erroneous Payment Notice” has the meaning assigned to it in Section 8.02(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any non-wholly owned Subsidiary, (c) any Domestic Subsidiary that is not a Material Subsidiary, (d) any captive insurance company that is a Subsidiary, (e) any special purpose entity created or acquired in connection with, or which issues Indebtedness under, any Permitted Securitization Transaction and (f) any Subsidiary a guarantee by which would cause adverse tax consequences to the Borrower or any of its Subsidiaries as reasonably determined by the Borrower.

“Excluded Swap Obligation” means, with respect to the Borrower or any Subsidiary Guarantor, (x) as it relates to all or a portion of the Subsidiary Guaranty of such Subsidiary Guarantor or the Guaranty in Article IX hereof of the Borrower, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s or the Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Subsidiary Guarantor or the Borrower becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Subsidiary Guarantor or the Borrower of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s or the Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Subsidiary Guarantor or the Borrower becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Recipient (if the Recipient is a Lender) changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient acquired such interest in the Loan or Commitment or became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. federal Taxes imposed under FATCA.

“Extended Maturity Date” has the meaning assigned to such term in Section 2.22(a).

“Extending Lender” has the meaning assigned to such term in Section 2.22(b).

“Extension Date” has the meaning assigned to such term in Section 2.22(a).

“Facility” means the ~~Commitments to make the Loans contemplated hereunder~~Third Amendment Non-Extended Term Loan Facility and the Third Amendment Extended Term Loan Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Effective Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds

Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Covenants” means the financial covenants set forth in Section 6.06.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Fitch ” means Fitch Ratings Inc., and any successor thereto.

“Foreign Lender” means a Recipient that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Subsidiary substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies exercising such powers or functions, such as the European Union or European Central Bank).

“Guaranty Obligation” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic or radioactive (or words of similar regulatory intent or meaning) under applicable Environmental Law, or the exposure to which or the Release of which could give rise to liability under any Environmental Law.

“Hedge Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations of the Borrower and/or its Subsidiaries.

“Increased Amount Date” has the meaning assigned to such term in Section 2.04(a).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.04(a).

“Incremental Term Loan Commitments” has the meaning assigned to such term in Section 2.04(a).

“Incremental Term Loan Lender” has the meaning assigned to such term in Section 2.04(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guaranty Obligations of such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) for purposes of Section 6.04 and Section 7.01(g) only, all net obligations of such Person under any Hedge Agreement. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Coverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, calculated on a Pro Forma Basis.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or, if agreed to by the Administrative Agent, ending on a day that is less than one month thereafter), as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Borrowing, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period (other than an Interest Period having a duration of less than one month) pertaining to a Term SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the ~~then applicable~~Third Amendment Non-Extended Term Loan Maturity Date ~~for the Facility~~or the Third Amendment Extended Term Loan Maturity Date, as applicable. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Joint Lead Arranger Fee Letter” means the Joint Lead Arranger Fee Letter, dated as of November 12, 2021 (as amended, restated, supplemented or otherwise modified from time to time), among the Borrower and the ~~Joint Lead Arrangers~~joint lead arrangers party thereto.

“Joint Lead Arrangers” means, collectively, PNC Capital Markets LLC, ~~KeyBanc Capital Markets Inc., TD Securities (USA) LLC, The Bank of Nova Scotia~~Manufacturers and Traders Trust Company, Citibank, N.A., Citizens Bank, N.A., Mizuho Bank, Ltd. and U.S. Bank National Association, as joint lead arrangers and joint bookrunners under this Agreement.

“Lender Notice Date” has the meaning assigned to such term in Section 2.22(b).

“Lenders” means as of the Closing Date, the Persons listed on Schedule 1.01(a) and, thereafter, any Person with a Commitment or Loan Exposure including those that have become a party hereto pursuant to Section 2.04 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, including without limitation, schedules and exhibits hereto, the Notes (if any), the Subsidiary Guaranty, the Administrative Agent Fee Letter, the Closing Fee Letter, the Joint Lead Arranger Fee Letter and any other agreements entered into in connection herewith or therewith, including any amendments, modifications or supplements hereto or thereto or waivers hereof or thereof.

“Loan Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Loans.

“Loan Parties” means the Borrower and the Subsidiary Guarantors, and “Loan Party” means any one of them individually.

“Loans” means the Third Amendment Non-Extended Term ~~A-1~~ Loans made pursuant to Section 2.01 and Section 2.03 by the Lenders to the Borrower, the Third Amendment Extended Term Loans made pursuant to the Third Amendment, and any Incremental Term Loans made pursuant to Section 2.04.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the remedies of the Administrative Agent or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding the greater of (a) $400,000,000 (or the Dollar Equivalent thereof) and (b) 3% of Consolidated Total Assets. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary of the Borrower that meets either of the following conditions:

(a) such Subsidiary has assets (after eliminating assets related to intercompany transactions) that individually constitute at least 15% of Consolidated Total Assets as of the last day of the most recent period of four fiscal quarters of the Borrower for which audited annual financial statements or quarterly financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), respectively; or

(b) such Subsidiary’s net revenues (excluding intercompany revenues) were at least 15% of the Borrower’s consolidated net revenues for the most recent period of four fiscal quarters of the Borrower for which audited annual financial statements or quarterly financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), respectively.

~~“Maturity Date” means December 17, 2026, as such date may be extended with respect to a Lender pursuant to Section 2.22.~~

“Maximum Total Leverage Ratio” means 3.75:1.00; provided that (a) for the two consecutive fiscal quarters ended immediately following the consummation of any Qualified Acquisition (including the fiscal quarter in which such Qualified Acquisition occurs), the Maximum Total Leverage Ratio shall be 4.75:1.00; (b) for the fiscal quarter ended immediately after such two fiscal quarters referred to in clause (a), the Maximum Total Leverage Ratio shall be 4.50:1.00; (c) for the fiscal quarter ended immediately after the fiscal quarter referred to in clause (b), the Maximum Total Leverage Ratio shall be 4.25:1.00 and (d) for the fiscal quarter ended immediately after the fiscal quarter referred to in clause (c), the Maximum Total Leverage Ratio shall be 4.00:1.00.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Extending Lender” has the meaning assigned to such term in Section 2.22(b).

“Notes” means any promissory notes executed by the Borrower to evidence the Obligations in accordance with Section 2.10(e).

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Credit Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Designated Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Credit Parties that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, however, that Obligations shall not include any Excluded Swap Obligations.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant” has the meaning assigned to such term in Section 10.04.

“Participant Register” has the meaning assigned to such term in Section 10.04(c).

“Payment Office” means the office of the Administrative Agent at PNC Bank, National Association, 500 First Avenue, Mail Stop: P7-PFSC-04-I, Pittsburgh, PA 15219, Attention: Agency Services; Phone: (216) 222-5440; Email: brian.hays@pnc.com; or such other office(s), as the Administrative Agent may designate to the Borrower in writing from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Lien” means any Lien permitted by Section 6.03 of this Agreement.

“Permitted Securitization Transaction” means any transaction or series of transactions designated in writing by the Borrower to the Administrative Agent to be a “Permitted Securitization Transaction” which is entered into by the Borrower or any Subsidiary Guarantor pursuant to which the Borrower or any Subsidiary Guarantor, as applicable, may sell, convey or otherwise transfer to any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or such Subsidiary Guarantor, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guaranty Obligations or other obligations in respect of such accounts receivable, and proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its principal office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Pro Forma Basis” means, with respect to any Testing Period during which any Acquisition or Asset Sale occurs (and for purposes of determining whether an acquisition is an Acquisition or whether the Borrower and its Subsidiaries may take any other actions requiring compliance with a specified ratio), the Total Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such Testing Period on a pro forma basis after giving effect to such Acquisition or Asset Sale (and any related repayment or incurrence of Indebtedness) (including, without limitation or duplication, (a) additional add backs which are (i) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency), (ii) recommended by any due diligence quality of earnings report reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld) conducted by (y) a firm of independent public accountants of recognized national standing or (z) any other accounting firm reasonably satisfactory to the Administrative Agent, selected by the Borrower and retained by the Borrower; or (iii) otherwise determined in such other manner reasonably acceptable to the Administrative Agent and (b) pro forma adjustments, for cost savings and other operating efficiencies (net of continuing associated expenses) to the extent the actions underlying such cost savings and operating efficiencies have been or are reasonably expected to be implemented and such cost savings and operating efficiencies are factually supportable and are expected to have a continuing impact), using, for purposes of making such calculations, the historical financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Acquisition or Asset Sale, and any other Acquisition or Asset Sale that has been consummated during such Testing Period, had been consummated on the first day of such Testing Period.

“Pro-Rata Share” means, with respect to any Lender, the percentage of the total Loan Exposure, and unused Commitments represented by such Lender’s Loan Exposure and unused Commitments.

“Qualified Acquisition” means any Acquisition that has been designated to the Administrative Agent by a Financial Officer of the Borrower as a “Qualified Acquisition”.

“Qualified ECP Guarantor” means, in respect of any Obligations with respect to a Designated Hedge Agreement, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Obligations or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning assigned to such term in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, dumping, placing, discarding, abandonment, or disposing into the environment (including abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous Materials).

“Required Lenders” means, at any time, Lenders having Loan Exposures and unused Commitments representing more than 50% of the sum of the total Loan Exposures and unused Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Loan Exposures and unused Commitments representing more than 50% of the sum of the total Loan Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time.

“Resolution Authority” means any body which has authority to exercise any Write-Down and Conversion Powers.

“ S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc., and any successor thereto.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

“Sanctioned Country” means a country, region or territory which is itself the subject or target of country-wide or territory-wide Sanctions Laws and Regulations (~~currently~~as of the Amendment No. 3 Effective Date, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran~~, Syria or~~ and North Korea).

“Sanctions Laws and Regulations” means any economic or financial sanctions or trade embargoes, imposed, administered, or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, His Majesty’s Treasury, the Government of Canada, the United Nations Security Council, or any EU Member State.

“SEC” means the Securities and Exchange Commission of the United States of America.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for SOFR identified as such by the SOFR Administrator from time to time.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

~~“SOFR Index Adjustment” means a rate per annum equal to 0.10%.~~

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of its assets is greater than the probable liability on its existing debts as such debts become absolute and matured; (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Standard Permitted Lien” means any of the following: (i) Liens for Taxes not yet delinquent or Liens for Taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established; (ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries and do not secure any Indebtedness; (iii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.01(k); (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements; (v) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; (vi) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other Persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Subsidiaries considered as an entirety, or (B) a Material Adverse Effect; (vii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); (viii)

rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC; (ix) licenses of intellectual property of the Borrower or any of its Subsidiaries granted in the ordinary course of business; and (x) any security interest or right to set off arising under the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary Voting Power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantors” means, collectively, each Domestic Subsidiary (other than an Excluded Subsidiary) and that is or hereafter becomes a party to the Subsidiary Guaranty, and “Subsidiary Guarantor” means any one of them individually. Schedule 1.01(b) hereto lists each Subsidiary Guarantor as of the Closing Date.

“Subsidiary Guaranty” means the Subsidiary Guaranty, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, by the Subsidiary Guarantors in favor of the Administrative Agent.

“Swap Obligation” means, with respect to the Borrower or any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

~~“Syndication Agents” means, collectively, PNC Capital Markets LLC, KeyBanc Capital Markets Inc., TD Securities (USA) LLC, The Bank of Nova Scotia and U.S. Bank National Association, as syndication agents under this Agreement.~~

“Syndication Agent” means Manufacturers and Traders Trust Company, as syndication agent under this Agreement.

“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A-1 Lenders” means any Lender with a Term A-1 Loan Commitment or a Loan Exposure in respect of Term A-1 Loans.

“Term A-1 Loan Commitments” means, (i) prior to the Amendment No. 3 Effective Date, with respect to each Term A-1 Lender, the commitment of such Term A-1 Lender to make Term A-1 Loans hereunder on the Closing Date and (ii) upon the Amendment No. 3 Effective Date, (x) the commitment of each Third Amendment Extended Term Loan Lender to extend Third Amendment Extended Term Loans and (y) the commitment of each Third Amendment Non-Extended Term Loan Lender to extend Third Amendment Non-Extended Term Loans. The initial amount of each Term A-1 Lender’s Term A-1 Loan Commitment ~~is~~was set forth on Schedule 1.01(a) as in effect on the Closing Date. The ~~initial~~ aggregate amount of the Term A-1 Lenders’ Term A-1 Loan Commitments ~~is~~as of the Closing Date was $1,500,000,000. Upon the Amendment No. 3 Effective Date, the initial amount of each Third Amendment Extended Term Loan Lender’s Third Amendment Extended Term Loan Commitment and the initial amount of each Third Amendment Non-Extended Term Loan Lender’s Third Amendment Non-Extended Term Loan Commitment is set forth on Schedule 1.01(a) as in effect on the Amendment No. 3 Effective Date.

“Term A-1 Loans”~~has the meaning assigned to such term in Section 2.01.~~means, (i) prior to the Amendment No. 3 Effective Date, as set forth in Section 2.01(a), and (ii) upon the Amendment No. 3 Effective Date, the Third Amendment Extended Term Loans and the Third Amendment Non-Extended Term Loans.

“Term SOFR” means for any calculation with respect to a Term SOFR Loan, a rate per annum equal to the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded to the nearest 1/100,000th (one hundred-thousandth) of a percentage point (or five decimal points)), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Term SOFR Lookback Day, and for any calculation with respect to a ABR Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Alternate Base Rate is determined, subject to the proviso provided above; provided, further, however, that, if Term SOFR as determined above would be less than 0%, Term SOFR shall be deemed to be 0%.

“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means each Loan bearing interest at a rate based upon ~~Adjusted~~ Term SOFR (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).

“Term SOFR Lookback Day” has the meaning assigned to such term in the definition of “Term SOFR.”

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Testing Period” means a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.

“ Third Amendment Extended Term Loan Commitments” means, with respect to each Third Amendment Extended Term Loan Lender, the commitment of such Third Amendment Extended Term Loan Lender to extend the Third Amendment Extended Term Loans hereunder on the Amendment No. 3 Effective Date. The initial amount of each Third Amendment Extended Term Loan Lender’s Third Amendment Extended Term Loan Commitment is set forth on Schedule 1.01(a) as in effect on the Amendment No. 3 Effective Date. The initial aggregate amount of the Third Amendment Extended Term Loan Lenders’ Third Amendment Extended Term Loan Commitments is $950,000,000.

“ Third Amendment Extended Term Loan Facility” means the Third Amendment Extended Term Loan Commitments to make the Third Amendment Extended Term Loans contemplated hereunder.

“ Third Amendment Extended Term Loan Lenders” means any Lender with a Third Amendment Extended Term Loan Commitment or a Loan Exposure in respect of the Third Amendment Extended Term Loans.

“ Third Amendment Extended Term Loan Maturity Date” means February 3, 2031, as such date may be extended with respect to a Lender pursuant to Section 2.22.

“ Third Amendment Extended Term Loans” has the meaning assigned to such term in Section 2.01.

“ Third Amendment Non-Extended Term Loan Commitments” means, with respect to each Third Amendment Non-Extended Term Loan Lender, the commitment of such Third Amendment Non-Extended Term Loan Lender to extend Third Amendment Non-Extended Term Loans hereunder on the Amendment No. 3 Effective Date. The initial amount of each Third Amendment Non-Extended Term Loan Lender’s Third Amendment Non-Extended Term Loan Commitment is set forth on Schedule 1.01(a) as in effect on the Amendment No. 3 Effective Date. The initial aggregate amount of the Third Amendment Non-Extended Term Loan Lenders’ Third Amendment Non-Extended Term Loan Commitments is $550,000,000.

“ Third Amendment Non-Extended Term Loan Facility” means the Third Amendment Non-Extended Term Loan Commitments to make the Third Amendment Non-Extended Term Loans contemplated hereunder.

“ Third Amendment Non-Extended Term Loan Lenders” means any Lender with a Third Amendment Non-Extended Term Loan Commitment or a Loan Exposure in respect of Third Amendment Non-Extended Term Loans.

“ Third Amendment Non-Extended Term Loans” means the remaining portion of the Term A-1 Loans that are not being extended by the Third Amendment Extended Term Loan Lenders.

“ Third Amendment Non-Extended Term Loan Maturity Date” means December 17, 2026.

“Total Leverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated Net Indebtedness to (ii) Consolidated EBITDA, calculated on a Pro Forma Basis.

“Transaction Costs” means the fees and expenses incurred in connection with the Transactions.

“Transactions” means, collectively, the execution, delivery and performance by the Borrower and the other Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~Adjusted~~ Term SOFR or the Alternate Base Rate.

“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“UK Bail-In Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“Unrestricted Cash” means, at any time of determination, the sum of (i) the aggregate amount of all cash deposits of the Borrower and its Subsidiaries maintained in any demand deposit account, and (ii) the aggregate monetary value of all money market funds of the Borrower and its Subsidiaries maintained in any account of a securities intermediary, to the extent such cash deposits and money market funds are free of any Lien or other encumbrance (other than (x) customary Liens arising in the ordinary course of business which the depository institution may have with respect to any right of offset against funds in such account, and (y) customary holds for uncollected deposits).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule, (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers and (c) in relation to any other applicable Bail-In Legislation, (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers and (ii) any similar or analogous powers under that Bail-In Legislation.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term SOFR Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the word “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP as in effect on December 31, 2018, notwithstanding any modification or interpretative change thereto after such date (including without giving effect to any treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial

Accounting Standard having or purporting to have a similar result or effect)); provided further that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.05 Currency Equivalents. Except as otherwise specified herein, all references herein or in any other Loan Document to a Dollar amount shall mean such amount in Dollars or, if the context so requires, the Dollar Equivalent of such amount in any foreign currency. The Dollar Equivalent of any amount shall be determined in accordance with the definition of “Dollar Equivalent”.

Section 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under the Delaware Limited Liability Company Act (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person that is a limited liability company becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.07 Rates. The interest rate on Loans may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate or ~~Adjusted~~ Term SOFR, or, in each case, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, ~~Adjusted~~ Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate or ~~Adjusted~~ Term SOFR, or, in each case, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, ~~Adjusted~~ Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such benchmark rate (or component thereof) provided by any such information source or service. In connection with the use or administration of ~~Adjusted~~ Term SOFR the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of ~~Adjusted~~ Term SOFR.

ARTICLE II

THE CREDITS

Section 2.01 Commitments.

(a) ~~.~~ Subject to the terms and conditions set forth herein, each Term A-1 Lender agrees to make term loans to the Borrower on the Closing Date (the “Term A-1 Loans”) in Dollars and in the principal amount requested by the Borrower in accordance with Section 2.03 so long as such requested amount does not result in (i) the aggregate principal amount of the Term A-1 Loans made by such Lender exceeding its Term A-1 Loan Commitment or (ii) the aggregate principal amount of all Term A-1 Loans made by the Lenders exceeding the total Term A-1 Loan Commitments. The Term A-1 Loans may only be incurred on the Closing Date, and any portion of the Term A-1 Loans that is repaid may not be reborrowed.

(b) Subject to the terms and conditions set forth herein, each Third Amendment Extended Term Loan Lender agrees to extend term loans to the Borrower on the Amendment No. 3 Effective Date (the “Third Amendment Extended Term Loans”) in accordance with Amendment No. 3 so long as such amount does not result in (i) the aggregate principal amount of the Third Amendment Extended Term Loans made by such Third Amendment Extended Term Loan Lender exceeding its Third Amendment Extended Term Loan Commitment or (ii) the aggregate principal amount of all Third Amendment Extended Term Loans made by the Third Amendment Extended Term Loan Lenders exceeding the total Third Amendment Extended Term Loan Commitments. The Third Amendment Extended Term Loans may only be incurred on the Amendment No. 3 Effective Date, and any portion of the Third Amendment Extended Term Loans that is repaid may not be reborrowed. The Third Amendment Extended Term Loans shall be in Dollars and shall be in the principal amount as set forth on Schedule 1.01(a) as in effect on the Amendment No. 3 Effective Date.

Section 2.02 Loans and Borrowings.

(a) ~~. (a)~~ Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans, as the Borrower may request in accordance herewith. Each Lender at its option may make any Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that (i) if there are two or more Borrowings on a single day by the Borrower that consist of Term SOFR Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than twenty (20) Borrowings of Term SOFR Loans outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Third Amendment Non-Extended Term Loan Maturity Date or the Third Amendment Extended Term Loan Maturity Date, as applicable.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Term SOFR Borrowing not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of a Term SOFR Borrowing on the Closing Date, two Business Days before the date of the proposed Borrowing) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and made by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit E or such other form approved by the Administrative Agent (each, a “Borrowing Request”) and signed by the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing;

(iv) in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Incremental Facilities.

(a) On one or more occasions at any time after the ~~Closing~~Amendment No. 3 Effective Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new term loan commitments under the Third Amendment Extended Term Loan Facility (the “Incremental Term Loan Commitments”), in an aggregate amount not to exceed ~~$1,125,000,000~~an amount equal to the greater of (i) $1,365,000,000 and (ii) 100% of Consolidated

EBITDA. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that such Incremental Term Loan Commitments shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent. The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange a syndicate of Lenders willing to hold the requested Incremental Term Loan Commitments; provided that (x) any Incremental Term Loan Commitments on any Increased Amount Date shall be in the minimum aggregate amount of $10,000,000, (y) any Lender approached to provide all or a portion of the Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Term Loan Commitment, and (z) any Lender or other Person that is an Eligible Assignee to whom any portion of such Incremental Term Loan Commitment shall be allocated (each, an “Incremental Term Loan Lender”) shall be subject to the approval of the Borrower and the Administrative Agent (each of which approvals shall not be unreasonably withheld), unless such Incremental Term Loan Lender is an existing Lender.

(b) The terms and provisions of any Incremental Term Loan Commitments and any Incremental Term Loans shall provide that (a) the maturity date of any Incremental Term Loan that is a separate tranche shall be no earlier than the Third Amendment Extended Term Loan Maturity Date and shall not have any scheduled amortization payments prior to such date, (b) the Incremental Term Loans shall share ratably in any prepayments of the existing Loans, unless the Borrower and the Incremental Term Loan Lenders in respect of such Incremental Term Loans elect lesser payments and (c) except as otherwise provided in Section 2.04(f), the Incremental Term Loans shall otherwise be identical to the existing Loans.

(c) The effectiveness of any Incremental Term Loan Commitments and the availability of any borrowings under any such Incremental Term Loan Commitment shall be subject to the satisfaction of the following conditions precedent: (x) after giving pro forma effect to such Incremental Term Loan Commitments and borrowings and the use of proceeds thereof, (i) no Default or Event of Default shall exist and (ii) as of the last day of the most recent period for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, the Borrower would have been in compliance with the Financial Covenants that are applicable at such time; (y) the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects on the effective date of such Incremental Term Loan Commitments except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate or other necessary action taken by the Borrower to authorize such Incremental Term Loan Commitments and (B) all corporate, partnership, member, or other necessary action taken by each Subsidiary Guarantor authorizing the Subsidiary Guaranty by such Subsidiary Guarantor of such Incremental Term Loan Commitments; and (ii) a customary opinion of counsel to the Borrower and the Subsidiary Guarantors (which may be in substantially the same form as delivered on the Closing Date), and addressed to the Administrative Agent and the Lenders, and (iii) if requested by any Lender, new notes executed by the Borrower payable to any new Lender, and replacement notes executed by the Borrower payable to any existing Lenders.

(d) On any Increased Amount Date on which any Incremental Term Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment, and (ii) each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment and the Incremental Term Loans made pursuant thereto.

(e) The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof the Incremental Term Loan Commitments and the Incremental Term Loan Lenders.

(f) The upfront fees payable to the Incremental Term Loan Lenders shall be determined by the Borrower and the applicable Incremental Term Loan Lenders.

(g) The Incremental Term Loan Commitments shall be effected pursuant to one or more Additional Credit Extension Amendments executed and delivered by the Borrower, the Incremental Term Loan Lender and the Administrative Agent, and each of which shall be recorded in the Register. Each Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.04.

Section 2.05 [Reserved].

Section 2.06 [Reserved].

Section 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds, in Dollars, by 12:00 noon (or, in the case of an ABR Loan requested for that same day, 2:00 p.m.), New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

(a) [Reserved].

Section 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided, however, that any conversion of a Term SOFR Borrowing into an ABR Borrowing shall be made on, and only on, the last day of an Interest Period for such Term SOFR Loans. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(a) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a conversion from or continuation of a Term SOFR Borrowing, not later than 1:00 p.m., New York City time, two Business Days before the date of the proposed Borrowing, and (ii) in the case of a conversion to an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(b) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing; and

(iv) if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09 Termination and Reduction of Commitments. The Commitments shall terminate following the funding of the Borrowings made on the Closing Date as provided in Section 2.01.

Section 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of ~~each Loan on the~~the Third Amendment Non-Extended Term Loan on the Third Amendment Non-Extended Term Loan Maturity Date and the then unpaid principal amount of the Third Amendment Extended Term Loan on the Third Amendment Extended Term Loan Maturity Date.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d) Any Lender may request that Loans made by it be evidenced by one or more promissory notes in substantially the form of Exhibit D, in the case of any Loan. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form of Exhibit D. Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11 Prepayment of Loans. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (except as provided in Section 2.16), subject to prior notice to the Administrative Agent by telephone (confirmed by telecopy) of any prepayment pursuant to this Section 2.11, (i) in the case of prepayment of a Term SOFR Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a prepayment notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified closing date) if such condition is not satisfied (provided, however, that the Borrower shall pay all amounts required pursuant to Section 2.16 as a result of the revocation of such notice). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the applicable Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. Any portion of the Loan that is prepaid may not be reborrowed.

Section 2.12 Fees. (a) The Borrower agrees to pay to the Administrative Agent (for its own account and/or for the account of the Lenders) and the Joint Lead Arrangers, as applicable, the fees payable in the amounts (if any) and at the times specified in the Administrative Agent Fee Letter, the Joint Lead Arranger Fee Letter and the Closing Fee Letter or as separately agreed upon among the Borrower, the Joint Lead Arrangers, the Lenders and the Administrative Agent.

(a) [Reserved].

(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(a) The Loans comprising each Term SOFR Borrowing shall bear interest at ~~Adjusted~~ Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b) Notwithstanding the foregoing, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, all overdue Obligations (which shall include all Obligations following an acceleration under Section 7.01, including an automatic acceleration) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate and ~~Adjusted~~ Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Temporary Inability to Determine Rates; Alternate Rate of Interest; Illegality.

(a) If, other than in connection with a Benchmark Transition Event, on or prior to the first day of any Interest Period:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that ~~Adjusted~~ Term SOFR cannot be determined pursuant to the definition thereof; or

(ii) the Required Lenders determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that ~~Adjusted~~ Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent;

then, the Administrative Agent will promptly notify the Borrower and each Lender of such determination. Upon notice thereof by the Administrative Agent to the Borrower, (A) any obligation of the Lenders to make or continue the applicable Term SOFR Loans or to convert ABR Loans to Term SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent revokes such notice and (B) if such determination affects the calculation of the Alternate Base Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any applicable Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and

(ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “~~Adjusted~~ Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

(b) Illegality.

(i) In the event that any Lender or other Recipient, shall have determined on a reasonable basis (which determination shall be conclusive and binding absent manifest error) at any time, that the making or continuance of any Term SOFR Loan has become unlawful by compliance by such Lender in good faith with any Change in Law, or would conflict with any interpretation thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency that materially adversely affects the availability of ~~Adjusted~~ Term SOFR, then, and in each such event, such Lender or other Recipient shall (1) on or promptly following such date or time and (2) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders or other Recipients). Thereafter, the Borrower shall take one of the actions specified in clause (ii) below as promptly as possible and, in any event, within the time period required by law.

(ii) At any time that any Term SOFR Loan is affected by the circumstances described in clause (i) above, the Borrower shall either (x) if the affected Term SOFR Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender or other Recipient pursuant to clause (i) above, cancel such Borrowing, convert such request for a Borrowing into a request for a Borrowing of ABR Loans or require the affected Lender or other Recipient to make such requested Loan as an ABR Loan, or (y) if the affected Term SOFR Loan is then outstanding, upon at least one Business Day’s notice to the Administrative Agent, require the affected Lender or other Recipient to convert each such Term SOFR Loan into an ABR Loan; provided, however, that if more than one Lender or other Recipient is affected at any time, then all affected Lenders or other Recipients must be treated the same pursuant to this Section; provided, further, that if the Borrower has not taken one of the actions specified in subclause (x) or (y) of this clause, (a) such request for a Term SOFR Borrowing shall automatically be converted to a request for a Borrowing of ABR Loans and (b) such outstanding Term SOFR Loan shall automatically be converted to a an ABR Loan, in each case, as applicable and upon such specified date. Upon any conversion described in this Section, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16. During the period described in this Section, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”.

Section 2.15 Increased Costs. (a) If any Change in Law shall:

(1) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in ~~Adjusted~~ Term SOFR);

(2) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(3) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Term SOFR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 2.15(a).

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that the Borrower shall not be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 2.15(b).

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith), or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17 Payments Free of Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(a) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(b) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(c) Indemnification. The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to compensate any Recipient pursuant to this Section 2.17(d) for any interest, additions to tax or penalties that accrue as a result of such Recipient’s failure to request an indemnity within 270 days after the earlier of the date such Recipient first acquired knowledge that the relevant Indemnified Taxes are payable or received written notification from the Borrower that such Indemnified Taxes are potentially payable. Any Recipient claiming indemnity pursuant to this Section 2.17(d) shall notify the Borrower of the imposition of the relevant Indemnified Taxes as soon as reasonably practicable after the Recipient becomes aware of such imposition. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document against any amount due to the Administrative Agent under this paragraph (e).

(e) Status of Lenders. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such information or properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other information and documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals or certified copies of IRS Form W-9 certifying that such Recipient is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals or certified copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals or certified copies of IRS Form W-8ECI claiming that specified payments (as applicable) hereunder or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States or IRS Form W-8EXP;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals or certified copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals or certified copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals or certified copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding any other provision of this paragraph (f), a Recipient shall not be required to deliver any form that such Recipient is not legally eligible to deliver.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund (directly or on an affiliated group basis) of any Taxes (for this purpose, including a credit in lieu of a refund (for the avoidance of doubt, any such credit shall not include a federal foreign tax credit under Code Section 901)) as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h) Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

(a) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(b) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(c) [Reserved].

(d) If any Lender shall fail to make any payment required to be made by it pursuant to Section 10.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(a) If (1) any Lender requests compensation under Section 2.15, or (2) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (3) any Lender becomes Defaulting Lender, or (4) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 10.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, or (5) any Lender constitutes a Non-Extending Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.20 Defaulting Lenders.

(a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then so long as such Lender is a Defaulting Lender

(i) the Commitments and Loan Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that (y) such Defaulting Lender’s Commitments may not be increased or extended without its consent and (z) the principal amount of, or interest or fees payable on, Loans may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the commitments under the Facility without giving effect to Section 2.20(a)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Section 2.21 [Reserved].

Section 2.22 Extension of Maturity Date.

(a) Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not later than 30 days prior to the date of a proposed extension (each such date of such proposed extension, an “Extension Date”), request that each Third Amendment Extended Term Loan Lender extend such Lender’s Third Amendment Extended Term Loan Maturity Date then in effect for such Lender (the “Applicable Maturity Date”), to a date (the “Extended Maturity Date”) that is at least one year after the Applicable Maturity Date.

(b) Lender Elections to Extend. Each Third Amendment Extended Term Loan Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 10 days after the date on which the Administrative Agent received the Borrower’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Third Amendment Extended Term Loan Lender that determines to so extend its Applicable Maturity Date, an “Extending Lender”). Each Third Amendment Extended Term Loan Lender that determines not to so extend its Applicable Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Third Amendment Extended Term Loan Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Third Amendment Extended Term Loan Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of the Applicable Maturity Date.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Third Amendment Extended Term Loan Lender’s determination under this Section 2.22 no later than the earlier of (i) the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day) and (ii) the date that is 5 days following the applicable Lender Notice Date.

(d) Additional Commitment Lenders. The Borrower shall have the right, but shall not be obligated, on or before the Applicable Maturity Date for any Non-Extending Lender, to replace such Non-Extending Lender with, and add as a “Lender” under this Agreement in place thereof, one or more financial institutions that are Eligible Assignees (each, an “Additional Commitment Lender”) approved by the Administrative Agent, each of which applicable Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 10.04, with the Borrower or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Applicable Maturity Date for such Non-Extending Lender, assume Loans (and, if any such Additional Commitment Lender is already a Lender, its outstanding Loans so assumed shall be in addition to such Lender’s outstanding Loans hereunder on such date). The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Borrower but without the consent of any other Lenders.

(e) Minimum Extension Requirement. If (and only if) the aggregate Loan Exposure of the Third Amendment Extended Term Loan Lenders that have agreed to extend their Applicable Maturity Date and the newly assumed outstanding Loans of any Additional Commitment Lenders is more than 50% of the aggregate amount of the aggregate Loan Exposure in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Applicable Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the Extended Maturity Date (except that, if such date is not a Business Day, such Extended Maturity Date shall be the next preceding Business Day), and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.

(f) Conditions to Effectiveness of Extension. Notwithstanding the foregoing, any extension of any Applicable Maturity Date pursuant to this Section 2.22 shall not be effective with respect to any Extending Lender and each Additional Commitment Lender unless (i) no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto; and (ii) the representations and warranties of the Borrower set forth in this Agreement, and of each Loan Party in each of the other Loan Documents to which it is a party, are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or materiality) on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such date), as evidenced by delivery of a certificate of a Financial Officer of the Borrower on the Extension Date.

(g) Maturity Date for Non-Extending Lenders. On the Applicable Maturity Date of each Non-Extending Lender, the Borrower shall repay such Non-Extending Lender in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations due and owing to it under this Agreement, including any additional amounts required pursuant to Section 2.16).

(h) Conflicting Provisions. This Section 2.22 shall supersede any provisions in Section 2.18 or Section 10.02 to the contrary.

Section 2.23 Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) Benchmark Replacement. If any Benchmark Transition Event and its related Benchmark Replacement Date occurs after the date hereof with respect to any then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action by or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, the applicable Benchmark will be replaced with the applicable Benchmark Replacement for all purposes hereunder and under any Loan Document in respect of any Benchmark setting on the later of (i) 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower (together, if applicable, with an amendment to this Agreement implementing such Benchmark Replacement and any applicable Benchmark Replacement Conforming Changes) or (ii) such other date as may be determined by the Administrative Agent, in each case, without any further action or consent of any other party to this Agreement or any other Loan Document, so long as the Administrative Agent has not received, by such time (or, in the case of clause (ii) above, such time as may be specified by the Administrative Agent as a deadline to receive objections, but in any case, no less than five (5) Business Days after the date such notice is provided to the Lenders and the Borrower), written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of any then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of ABR based upon the applicable Benchmark will not be used in any determination of ABR. If the Benchmark Replacement is ~~Adjusted~~ Daily Simple SOFR all interest payments in respect of such Loans will be payable on a quarterly basis.

(b) Benchmark Replacement Conforming Changes. With respect to ~~Adjusted~~ Term SOFR or any Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section including, without limitation, any determination with respect to a tenor, rate or adjustment, or implementation of any Benchmark Replacement Conforming Changes, the timing of implementation of any Benchmark Replacement or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their, as applicable, sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section, and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.

(d) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if a then-current Benchmark is a term rate (including ~~Adjusted~~ Term SOFR), the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) to remove any tenor of such Benchmark that is unavailable or non-representative for such Benchmark (including any Benchmark Replacement) settings and (ii) if such tenor becomes available or representative, the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) to reinstate any previously removed tenor for such Benchmark (including any Benchmark Replacement) settings.

(e) Certain Defined Terms. As used in this Section 2.23, Section 1.01 and Section 1.07, the following terms have the following meanings:

~~“Adjusted Daily Simple SOFR” means with respect to any Daily Simple SOFR Loan, a rate per annum equal to the sum of (a) Daily Simple SOFR and (b) the SOFR Index Adjustment; provided, however, that if Adjusted Daily Simple SOFR as determined above would be less than 0%, Adjusted Daily Simple SOFR shall be deemed to be 0%.~~

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date; provided that any tenor for a Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.23(d) shall not be an Available Tenor.

“Benchmark” means, initially, ~~Adjusted~~ Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the applicable then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.23(a). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the relevant then-current Benchmark on the Benchmark Replacement Date:

(1) ~~Adjusted~~ Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate selected by the Administrative Agent and the Borrower as the replacement for the relevant then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the relevant then-current Benchmark for syndicated credit facilities denominated in Dollars at such time (in each case, rounded to the nearest 1/100,000th (one hundred-thousandth) of a percentage point (or five decimal points)) and (b) the related Benchmark Replacement Adjustment; provided that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion;

provided, further, that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for all purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.

“Benchmark Replacement Conforming Changes” means, with respect to ~~Adjusted~~ Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of ~~Adjusted~~ Term SOFR or any Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~Adjusted~~ Term SOFR or such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (b) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced therein and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding Business Day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day (a “Daily Simple SOFR Rate Day”), a rate per annum (rounded to the nearest 1/100,000th (one hundred-thousandth) of a percentage point (or five decimal points)) equal to SOFR for the day (such day, the “Daily Simple SOFR Lookback Day”) that is five SOFR Business Days prior to (i) if such Daily Simple SOFR Rate Day is a SOFR Business Day, such Daily Simple SOFR Rate Day or (ii) if such Daily Simple SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such Daily Simple SOFR Rate Day, in each case, as and when SOFR for such Daily Simple SOFR Rate Day is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on the second SOFR Business Day immediately following any Daily Simple SOFR Lookback Day, SOFR in respect of such Daily Simple SOFR Lookback Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such Daily Simple SOFR Lookback Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three consecutive Daily Simple SOFR Rate Days; provided, further, that, if Daily Simple SOFR as determined above would be less than 0%, Daily Simple SOFR shall be deemed to be 0%. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Lookback Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR.”

“Daily Simple SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR.”

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~Adjusted~~ Term SOFR.

“Relevant Governmental Body” means the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders and the Joint Lead Arrangers as of the Closing Date (and, as and to the extent required by each of Section 2.04 and Section 2.22, on the effective date of any Incremental Term Loan Commitments or any Extension Date, as applicable) that:

Section 3.01 Organization; Powers. The Borrower and each Subsidiary is duly organized, incorporated or established, validly existing and in good standing (if applicable or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its incorporation, establishment, formation or organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. Each of this Agreement and the other Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation (except to the extent such violation could not reasonably be expected to result in a Material Adverse Effect) or (ii) the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or (iii) any material order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any material Lien on any asset of the Borrower or any of its Subsidiaries, other than any Permitted Lien.

Section 3.04 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, retained earnings and cash flows as of and for the fiscal year ended October 31, 2021, audited by KPMG LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(a) Since October 31, 2021, no event, development or circumstance has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 3.05 Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(a) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, the other Loan Documents or the Transactions.

(a) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has become subject to any Environmental Liability, (ii) has received notice of any claim with respect to any Environmental Liability or (iii) knows of any basis upon which the Borrower or any of its Subsidiaries would reasonably be expected to become subject to any Environmental Liability arising under Environmental Laws as currently in effect.

Section 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The excess of the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect.

Section 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, none of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, projected financial information prepared by the Borrower or any of the Borrower’s Subsidiaries is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 3.12 Sanctions Laws and Regulations; Anti-Corruption Laws; PATRIOT Act.

(a) None of the Loan Parties, or to the best of its knowledge any of their respective directors, officers, brokers or other agents acting or benefiting in any capacity in connection with this Agreement, is a Designated Person. None of the Loan Parties and, to the knowledge of the Loan Parties, none of their Affiliates, nor any of their respective directors, officers, brokers or other agents, is in violation in any material respect of any Anti-Money Laundering Laws, Anti-Corruption Laws, or Sanctions Laws and Regulations.

(b) No Borrowing, use of proceeds or other transaction contemplated by this Agreement will:

(i) violate any applicable Sanctions Laws and Regulations;

(ii) be used, directly or knowingly indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the Anti-Corruption Laws; or

(iii) violate any regulations passed under the USA PATRIOT Act or will violate any Anti-Money Laundering Laws or any enabling legislation or executive order relating thereto or successor statute thereof.

Section 3.13 Federal Reserve Board Regulations. None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X of the Board. No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of, any applicable laws or regulations of any Governmental Authority (including, without limitation, the Regulations of the Board).

Section 3.14 Subsidiaries. As of the Closing Date, Schedule 3.14 sets forth the name and jurisdiction of incorporation of each Material Subsidiary and, as to each such Material Subsidiary, the percentage of each class of Equity Interests owned by the Borrower and its other Subsidiaries.

Section 3.15 Solvency. As of the Closing Date, the Borrower and its Subsidiaries, on a consolidated basis, are, and after giving effect to the incurrence of all Loans and Obligations being incurred in connection herewith will be, Solvent.

ARTICLE IV

CONDITIONS

Section 4.01 Closing Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement, the Subsidiary Guaranty, the Closing Fee Letter and Notes in favor of each Lender requesting a Note at least three (3) Business Days prior to the Closing Date signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement or such Loan Document) that such party has signed a counterpart of this Agreement or such Loan Document.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Latham & Watkins LLP, counsel for the Borrower and the other Loan Parties, in form and substance reasonably acceptable to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received the following items from the Borrower:

(i) a certificate of good standing for each Loan Party from the state of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Closing Date;

(ii) a copy of the formation document of each Loan Party, together with all amendments thereto, certified as of a recent date by the appropriate governmental officer in the state of organization of such Loan Party and dated not more than thirty (30) days prior to the Closing Date and certified by an officer of such Loan Party;

(iii) incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Loan Party (and to make borrowings hereunder on behalf of the Borrower, in the case of the Borrower), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(iv) copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Borrowings provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Loan Parties;

(v) copies of the (i) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower for the most recently completed fiscal year ended at least 90 days prior to the Closing Date and (ii) U.S. GAAP unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower; for each fiscal quarter (other than the fourth fiscal quarter in any fiscal year) ended after the close of its most recent fiscal year and at least 40 days prior to the Closing Date; provided that the Administrative Agent shall be deemed to have received such financial statements of the Borrower upon the filing of such financial statements with the Securities and Exchange Commission by the Borrower of its Forms 10-Q, Forms 10-K or Forms 8-K;

(vi) a solvency certificate from a Financial Officer of the Borrower (after giving effect to the Transactions consummated on the Closing Date) substantially in the form attached hereto as Exhibit F; and

(vii) a Borrowing Request in accordance with Section 2.03.

(d) The Administrative Agent shall have received all fees (including the upfront fees payable to the Lenders pursuant to the Closing Fee Letter and the fees payable to the Administrative Agent and PNC Capital Markets LLC pursuant to the Administrative Agent Fee Letter) and other amounts due and payable to the Administrative Agent (if any) on or prior to the Closing Date, including, to the extent invoiced at least 2 Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, or satisfactory evidence that such fees and amounts will be paid out of the initial Borrowing hereunder.

(e) The Joint Lead Arrangers shall have received all fees payable to the Joint Lead Arrangers pursuant to the Joint Lead Arranger Fee Letter or satisfactory evidence that such fees will be paid out of the initial Borrowing hereunder.

(f) The Administrative Agent and the Lenders shall have received, at least three Business Days prior to the Closing Date all documentation and other information about the Loan Parties as shall have been reasonably requested by the Administrative Agent or such Lender at least 10 Business Days prior to the Closing Date that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act and, if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party.

(g) The representations and warranties of the Loan Parties in Article III shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(h) At the time of and immediately after giving effect to the Borrowing on the Closing Date, no Default or Event of Default shall have occurred and be continuing.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 100 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income retained earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (each, a “Compliance Certificate”), in substantially the form of Exhibit B, (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with the applicable Financial Covenants;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, and/or distributed by the Borrower to its shareholders generally, as the case may be; and

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; provided that the Borrower shall not be required to deliver confidential information consisting of trade secrets or other proprietary or competitively sensitive information relating to the Borrower or any of its Subsidiaries and their respective businesses and not constituting financial information.

(f) Any financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) above and any information required to be delivered pursuant to Section 5.01(d) above shall be deemed to have been furnished to the Administrative Agent on the date that such financial statement or other information is posted on the SEC’s website at www.sec.gov or the website for the Borrower.

Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice, after an Authorized Officer becomes aware of such event, of the following events:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate (or any adverse change or development in any such action, suit, investigation or proceeding) thereof that, in the good faith judgment of the Borrower, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d) any other development (including the incurrence or imposition of Environmental Liability) that, in the good faith judgment of the Borrower, results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e) solely to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice delivered under clauses (a) through (d) of this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent any failure to do so by a Subsidiary could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.

Section 5.04 Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or the applicable Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make such payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries as of the Closing Date, or are of such types and amounts as are customarily carried by Persons engaged in the same or similar business as the Borrower and its Subsidiaries.

Section 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that without the express prior written approval of the Borrower, no such inspection shall include any intrusive (i.e., “Phase II”) environmental investigations or collection of samples of any environmental media (including air, soil, groundwater, surface water, wastewaters, or building materials); provided further, however, that (i) unless an Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall be limited to one such visit or inspection in each calendar year and such visit or inspection shall be at the sole cost and expense of the Administrative Agent or applicable Lenders (except that the Administrative Agent may make one such visit during each fiscal year and the reasonable cost and expense thereof shall be borne by the Borrower) and (ii) in respect of any such discussions with any independent accountants, the Borrower or such Subsidiary, as the case may be, shall have received reasonable advance notice thereof and a reasonable opportunity to participate therein and the Administrative Agent shall have executed a customary non-reliance letter requested by such independent accountants.

Section 5.07 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party and each of its Subsidiaries shall maintain in effect policies and procedures designed to promote compliance by each Loan Party, each Subsidiary and their respective directors, managers, officers, employees and agents with applicable Sanctions Laws and Regulations and Anti-Corruption Laws.

Section 5.08 Use of Proceeds. The proceeds of the Loans will be used to pay the Transaction Costs and for general corporate purposes, including any transaction not prohibited by the Loan Documents. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 5.09 Additional Subsidiary Guarantors. Within fifty-five (55) days (or such longer period to which the Administrative Agent may agree in its sole discretion) after any Subsidiary of the Borrower that is not already a party to the Subsidiary Guaranty qualifies as a Domestic Subsidiary (but excluding any Excluded Subsidiary), the Borrower will cause such Domestic Subsidiary to deliver to the Administrative Agent, a Guaranty Supplement (as defined in the Subsidiary Guaranty), duly executed by such Subsidiary, pursuant to which such Domestic Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder. Notwithstanding anything to the contrary in any Loan Document, no Excluded Subsidiary will be required to be a Subsidiary Guarantor, but the Borrower may, in its sole and absolute discretion, cause any Excluded Subsidiary to become a “Subsidiary Guarantor” and a “Loan Party” by causing such Excluded Subsidiary to comply with the requirements set forth in this Section 5.09 as if it were subject thereto.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 6.01 Changes in Business. Neither the Borrower nor any of its Subsidiaries will engage to any material extent in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the Closing Date or any business reasonably related, complementary, ancillary or incidental thereto or a reasonable extension, development or expansion thereof.

Section 6.02 Consolidation, Merger, Asset Sales, etc. The Borrower will not, nor will the Borrower permit any Subsidiary to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any Asset Sale or (iii) merge or consolidate with or into any other Person, except that each of the following shall be permitted:

(a) (i) the merger, consolidation or amalgamation of (x) any Subsidiary of the Borrower with or into the Borrower, provided that the Borrower is the surviving or continuing or resulting corporation; (y) any Subsidiary of the Borrower with or into any Subsidiary Guarantor, provided that the surviving or continuing or resulting corporation is a Subsidiary Guarantor; or (z) any Subsidiary (other than any Loan Party) of the Borrower with or into any other Subsidiary (other than any Loan Party) of the Borrower or (ii) the sale, lease, transfer or disposition of any property or assets of the Borrower or any of its Subsidiaries to the Borrower or any direct or indirect wholly-owned Subsidiary of the Borrower;

(b) dispositions of cash and cash equivalent investments;

(c) the voluntary dissolution or liquidation of any Subsidiary (i) that is not a Material Subsidiary or (ii) if the Borrower determines in good faith that such dissolution or liquidation is in the best interest of the Borrower and is not materially disadvantageous to the Lenders;

(d) (i) any sales, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, or property or assets that are no longer used or useful in the business of the Borrower or its Subsidiaries, in each case in the ordinary course of business; (ii) any Event of Loss; (iii) dispositions of any assets acquired in connection with any Acquisition; provided that such disposition is consummated within three years of such Acquisition; and (iv) dispositions required by any Governmental Authority in connection with such Governmental Authority’s approval of any Acquisition or otherwise necessary or advisable to comply with any applicable law or regulation or any order of any Governmental Authority;

(e) any other Asset Sale, provided that (i) at the time of such Asset Sale, no Event of Default shall exist or would result from such Asset Sale and (ii) immediately after giving effect to such Asset Sale, the Borrower would be in compliance on a Pro Forma Basis with the Financial Covenants; and

(f) the Borrower or any Subsidiary may make any Acquisition; provided that, in the case of any Acquisition made by the Borrower, the Borrower shall be the surviving or continuing or resulting corporation of such Acquisition.

Section 6.03 Liens. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of the Borrower or any such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:

(a) any Standard Permitted Lien;

(b) Liens in existence on the Closing Date and, to the extent in respect of obligations in excess of $25,000,000, set forth on Schedule 6.03 hereto and extensions or renewals of such Liens, so long as such Liens being extended or renewed do not extend to any other property or assets other than proceeds and replacements and the aggregate principal amount of Indebtedness secured by such Liens is not increased (except as contemplated by Section 6.04(b));

(c) Liens (i) that are placed upon fixed or capital assets, acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such Liens only secure Indebtedness permitted by Section 6.04(f)(A)(ii) and (B) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased (except as contemplated by Section 6.04(f)) and such Indebtedness is not secured by any additional assets other than proceeds and replacements;

(d) Liens (i) securing Indebtedness permitted pursuant to Sections 6.04(f)(A)(i) or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased (except as contemplated by Section 6.04(f)) and such Indebtedness is not secured by any additional assets other than proceeds and replacements;

(e) vendor Liens granted in the ordinary course of business in connection with the customary terms for purchase of materials, supplies and equipment;

(f) (i) any Lien granted pursuant to the Loan Documents securing any of the Obligations or any obligations under any Hedge Agreement permitted pursuant to Section 6.04(h) and (ii) Liens arising in connection with any margin posted related to Hedge Agreements permitted pursuant to Section 6.04(e);

(g) Liens existing on property at the time of the acquisition thereof by the Borrower or any Subsidiary, provided that such Lien was not created in contemplation of such acquisition;

(h) Liens with respect to any accounts and related rights and assets subject to purchase pursuant to any Permitted Securitization Transaction;

(i) Liens securing Indebtedness of a Loan Party under any capital markets or private placement debt agreement (including any agreements with respect to convertible debt securities) or bilateral or syndicated loan agreement; provided that Liens have been or will be substantially simultaneously granted to secure the Obligations on an equal and ratable basis pursuant to appropriate security documents, and subject to an intercreditor agreement, in each case, reasonably acceptable to the Administrative Agent and the Borrower;

(j) Liens securing Indebtedness of any Subsidiary owed to the Borrower or any other Loan Party; and

(k) in addition to any Lien permitted pursuant to any of the foregoing subparts, Liens securing other obligations of the Borrower or any of its Subsidiaries, so long as at the time of and after giving effect to the incurrence of such obligations, the aggregate principal amount of (x) all such obligations secured by Liens permitted pursuant to this clause (k), (y) all Indebtedness of Subsidiaries of the Borrower that are not Subsidiary Guarantors incurred pursuant to Section 6.04(g) and (z) all Indebtedness permitted pursuant to Section 6.04(m), when taken together (without duplication in the case of Indebtedness secured by Liens permitted pursuant to this clause (k)), does not at any time exceed an amount equal to the greater of $1,750,000,000 and 15% of Consolidated Total Assets.

Section 6.04 Indebtedness of Non-Loan Party Subsidiaries. The Borrower will not permit any of its Subsidiaries that is not a Subsidiary Guarantor to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness incurred under this Agreement and the other Loan Documents;

(b) (A) Indebtedness outstanding on the Amendment No. 2 Effective Date and, to the extent in respect of obligations in excess of $25,000,000, set forth on Schedule 6.04 hereto and (B) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof except (i) by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and/or (ii) to the extent that any such increase is permitted to be incurred under any other clause of this Section 6.04;

(c) (A) Indebtedness assumed in connection with any Acquisition, provided that (i) such Indebtedness was not incurred in contemplation of such Acquisition, (ii) no Default or Event of Default shall then exist or at the time such Indebtedness is assumed will exist and (iii) the Borrower shall be in compliance with the Financial Covenants both immediately before and after giving effect to the assumption of such Indebtedness on a Pro Forma Basis and (B) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof except (i) by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and/or (ii) to the extent that any such increase is permitted to be incurred under any other clause of this Section 6.04;

(d) Indebtedness owed to the Borrower or any of its Subsidiaries;

(e) Indebtedness of such Subsidiaries under or in support of Hedge Agreements, provided that such Hedge Agreements have not been entered into for speculative purposes;

(f) (A) Indebtedness (i) consisting of Capital Lease Obligations or (ii) incurred in connection with the acquisition, construction or improvement of fixed or capital assets secured by Liens permitted pursuant to Section 6.03(c) hereof and (B) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof except (i) by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and/or (ii) to the extent that any such increase is permitted to be incurred under any other clause of this Section 6.04;

(g) Indebtedness of any special purpose entity created or acquired in connection with, or which issues Indebtedness in connection with, a Permitted Securitization Transaction, provided that the aggregate amount of all such Indebtedness outstanding at any time pursuant to this clause (g) shall not exceed the greater of (i) $400,000,000 and (ii) 3% of Consolidated Total Assets;

(h) any Guaranty Obligations of any Subsidiary of the Borrower in favor of the Administrative Agent and the Lenders and any other Credit Party in respect of any Designated Hedge Agreement;

(i) Indebtedness incurred or arising from or as a result of agreements providing for indemnification, deferred payment obligations, purchase price adjustments, earn-out payments or similar obligations;

(j) any Guaranty Obligations of any Subsidiary of the Borrower with respect to Indebtedness incurred pursuant to Section 6.04(m);

(k) Indebtedness in connection with overdue accounts payable, which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

(l) Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business; and

(m) additional Indebtedness of any Subsidiary that is not a Loan Party, so long as at the time of and after giving effect to the incurrence of such Indebtedness, the aggregate principal amount of (i) all such Indebtedness permitted pursuant to this clause (m), (ii) all Indebtedness of Subsidiaries of the Borrower that are not Subsidiary Guarantors incurred pursuant to Section 6.04(g) and (iii) all obligations secured by Liens permitted pursuant to Section 6.03(k), when taken together (without duplication in the case of Liens securing Indebtedness permitted pursuant to this clause (m)), does not at any time exceed an amount equal to the greater of $1,750,000,000 and 15% of Consolidated Total Assets.

Section 6.05 [Reserved].

Section 6.06 Financial Covenants.

(a) Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio as of the last day of any Testing Period of the Borrower, beginning with the fiscal quarter ending January 31, 2022, to exceed the Maximum Total Leverage Ratio.

(b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the last day of any Testing Period of the Borrower, beginning with the fiscal quarter ending January 31, 2022, to be less than 3.00 to 1.00.

Section 6.07 [Reserved].

Section 6.08 Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than transactions between or among the Borrower and/or any of the Borrower’s Subsidiaries and not involving any other Affiliate) other than upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States that in the good faith judgment of the Borrower comply with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement or in violation of any law, rule or regulation.

Section 6.09 Sanctions Laws and Regulations (a). (a) The Borrower shall not, directly or knowingly indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund any activities or business of or with any Designated Person, or in any Sanctioned Country that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement or (ii) in any other manner that would result in a violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws and Regulations by any party to this Agreement.

(b) None of the funds or assets of the Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or Sanctioned Countries in violation of any Sanctions Laws and Regulations.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default.

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with this Agreement and the other Loan Documents or any amendment or modification hereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the existence of the Borrower) or 5.08 or in Article VI;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) without limitation of the foregoing, any default in any payment obligation under a Designated Hedge Agreement that continues after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto, to the extent the termination value of such Designated Hedge Agreement is greater than the greater of $400,000,000 and 3% of Consolidated Total Assets (in each case of clauses (i) and (ii), other than any event that occurs under clauses (i) or (ii) of this Section 7.01(g) solely as a result of triggering any conversion rights of holders of convertible indebtedness);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) the Borrower or any Material Subsidiary shall fail within sixty (60) consecutive days to pay, bond or otherwise discharge any final judgments or orders for the payment of money (not covered by insurance as to which the insurer has been notified of such judgment or order and does not dispute payment) in an amount which, when added to all other such judgments or orders outstanding against the Borrower or any Material Subsidiary would exceed, in the aggregate, the greater of $400,000,000 and 3% of Consolidated Total Assets, which have not been vacated, discharged, stayed on appeal or otherwise appropriately contested in good faith;

(l) the Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate), in each case in writing, any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, the Subsidiary Guaranty or any other Loan Document; or this Agreement, the Subsidiary Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof);

(m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 7.02 Distribution of Payments after Default. In the event that following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b) Second, to pay any fees or expense reimbursements or amounts owing with respect to indemnification provisions of the Loan Documents then due to the Lenders from the Loan Parties;

(c) Third, to pay interest then due and payable on the Loans ratably;

(d) Fourth, (i) to prepay principal on the Loans ratably and (ii) to pay the amounts due to Designated Hedge Creditors under Designated Hedge Agreements subject to confirmation by the Administrative Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practices; and

(e) Fifth, to the payment of any other Obligation due to the Administrative Agent or any Lender.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.01 The Administrative Agent.

(a) Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

(b) The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

(c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower, so long as no Event of Default exists, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(g) Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

Section 8.02 Erroneous Payments.

(a) Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise), individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Lender further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agree that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 8.02 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (i) and (ii) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(d) Each party’s obligations under this Section 8.02 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(e) Notwithstanding anything to the contrary contained herein or in any other loan document, no Loan Party nor any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 8.02 in respect of any Erroneous Payment.

ARTICLE IX

GUARANTY

Section 9.01 Guaranty by the Borrower. The Borrower hereby unconditionally guarantees, for the benefit of the Credit Parties, all of the following (collectively, the “Borrower Guaranteed Obligations”): all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Subsidiary of the Borrower under any Designated Hedge Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Hedge Creditor, in each case, other than any Excluded Swap Obligations, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code. Upon failure by any Loan Party to pay punctually any of the Borrower Guaranteed Obligations, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.

Section 9.02 Guaranty Unconditional. The obligations of the Borrower under this Article IX shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

(a) any extension, renewal, settlement, compromise, waiver or release in respect to the Borrower Guaranteed Obligations under any agreement or instrument, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to the Borrower Guaranteed Obligations;

(c) any release, non-perfection or invalidity of any direct or indirect security for the Borrower Guaranteed Obligations under any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations;

(d) any change in the corporate existence, structure or ownership of any Loan Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Loan Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations;

(e) the existence of any claim, set-off or other rights which the Borrower may have at any time against any other Loan Party, the Administrative Agent, any Lender, any Affiliate of any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(f) any invalidity or unenforceability relating to or against any other Loan Party for any reason of any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party of any of the Borrower Guaranteed Obligations, or any decree or order prohibiting any Loan Party from paying, or releasing or discharging the obligation of any Loan Party to pay, any of the Borrower Guaranteed Obligations; or

(g) any other act or omission of any kind by any other Loan Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Article, constitute a legal or equitable discharge of the Borrower’s obligations under this Section, all of which the Borrower hereby unconditionally waives to the fullest extent permitted by law, other than the payment in full of all Borrower Guaranteed Obligations (other than amounts in respect of indemnification, expense reimbursement, tax gross-up or contingent obligations, in each case that are owing and with respect to which no claim has been made).

Section 9.03 Waivers. The Borrower unconditionally waives, to the extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Article IX are concerned, (a) notice of any of the matters referred to in Section 9.02, (b) all notices required by statute, rule of law or otherwise to preserve any rights against the Borrower hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any of the Borrower Guaranteed Obligations, notice of acceptance of the provisions of this Article IX, notice of the incurrence of any of the Borrower Guaranteed Obligations, notice of any failure on the part of any Loan Party, any of their Subsidiaries or Affiliates, or any other Person, to perform or comply with any term or provision of this Agreement, any other Loan Document or any other agreement or instrument to which the such Loan Party or any other Person is a party, or notice of the commencement of any proceeding against any other Person or its any of its property or assets, (c) any right to the enforcement, assertion or exercise against any Loan Party or against any other Person or any collateral of any right, power or remedy under or in respect of this Agreement, any other Loan Document or any other agreement or instrument, and (d) any requirement that any such Loan Party be joined as a party to any proceedings against the Borrower or any other Person for the enforcement of any term or provision of this Agreement, the other Loan Documents, the provisions of this Article IX or any other agreement or instrument.

Section 9.04 Borrower Obligations to Remain in Effect; Restoration. The Borrower’s obligations under this Article shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Borrower Guaranteed Obligations, and all other amounts payable by the Borrower, any other Loan Party or other Subsidiary, under the Loan Documents or any other agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations (other than amounts in respect of indemnification, expense reimbursement, tax gross-up or contingent obligations, in each case that are owing and with respect to which no claim has been made), shall have been paid in full. If at any time any payment of any of the Borrower Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Loan Party, the Borrower’s obligations under this Article IX with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 9.05 Waiver of Acceptance, etc. The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Loan Party or any other Person, or against any collateral or guaranty of any other Person.

Section 9.06 Subrogation. Until the payment in full of all of the Obligations (other than amounts in respect of indemnification, expense reimbursement, tax gross-up or contingent obligations, in each case that are owing and with respect to which no claim has been made) and the termination of the Commitments hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any other Loan Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Loan Party in respect thereof.

Section 9.07 Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any Loan Party under any of the Borrower Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of such Loan Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations shall nonetheless be payable by the Borrower under this Article IX forthwith on demand by the Administrative Agent.

Section 9.08 Keepwell(a). The Borrower, to the extent it is a Qualified ECP Guarantor, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Loan Party to honor all of its obligations under this Article IX in respect of Designated Hedge Agreements (provided, however, that the Borrower shall only be liable under this Section 9.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.08, or otherwise under this Article IX, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 9.08 shall remain in full force and effect until payment in full of all of the Obligations and the termination of the Commitments hereunder. The Borrower intends that this Section 9.08 constitute, and this Section 9.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 6101 Bollinger Canyon Road, Suite 500, San Ramon, California 94583, Attention: Brian Andrews, Executive Vice President, Chief Financial Officer & Treasurer (Telecopier No. 866.595.6847);

(ii) if to any other Loan Party, to it, c/o the Borrower, 6101 Bollinger Canyon Road, Suite 500, San Ramon, California 94583, Attention: Brian Andrews, CFO and Treasurer (Telecopier No. (925) 460-3648);

(iii) if to the Administrative Agent, to PNC Bank, National Association at 201 Mission Street, 25th Floor, San Francisco, CA 94105, Attention: Matthew Meister, Phone: (415) 569-7113, Email: matthew.meister@pnc.com; with a copy to PNC Bank, National Association, 500 First Avenue, Mail Stop: P7-PFSC-04-I, Pittsburgh, PA 15219, Attention: Agency Services, Phone: (216) 222-5440, Email: brian.hays@pnc.com; and

(iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Systems.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 10.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(a) Subject to Section 2.20(a)(i), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that (x) decisions relating solely to the Third Amendment Extended Term Loan Facility shall be subject to the approval of Third Amendment Extended Term Loan Lenders holding greater than 50% of the aggregate unpaid principal amount of the Third Amendment Extended Term Loans and (y) decisions relating solely to the Third Amendment Non-Extended Term Loan Facility shall be subject to the approval of the Third Amendment Non-Extended Term Loan Lenders holding greater than 50% of the aggregate unpaid principal amount of the Third Amendment Non-Extended Term Loans; provided, further, that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(a) or (c) or Section 7.02 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty (except for (x) any release of a Subsidiary Guarantor that becomes an Excluded Subsidiary or (y) any release permitted by the terms of Section 22 of the Subsidiary Guaranty, which release, in each case, shall be permitted without the need for any consent or approval of any Lender), in each case, without the written consent of each Lender; provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent and (y) no such agreement shall amend or modify Section 2.20 without the prior written consent of the Administrative Agent.

(b) Notwithstanding any other provision of this Agreement or any other Loan Document, upon the Third Amendment Non-Extended Term Loan Maturity Date and payment in full to the Third Amendment Non-Extended Term Loan Lenders of the Third Amendment Non-Extended Term Loans, no Third Amendment Non-Extended Term Loan Lender shall have the right to vote or otherwise participate in any way in any decisions under this Agreement or under any other Loan Document.

Section 10.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of one outside counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lenders (which shall be limited to one outside counsel and, if necessary, one local counsel in each appropriate jurisdiction and, solely in the case of a conflict of interest, one special conflicts counsel to all affected Indemnitees, taken as a whole), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(a) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Related Parties) or from the material breach by such Indemnitee (or any of its Related Parties) of its obligations under the Loan Documents or (y) result from a dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, Joint Lead Arranger or similar role under the Loan Documents) and not arising out of any act or omission by the Borrower or any of its Affiliates. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(b) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro-Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(c) To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation they may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(d) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(a) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless the Borrower shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment, any other assignee, but the Administrative Agent shall nonetheless send notice of such assignment to the Borrower; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts at such assignee to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that, if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(b) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Persons (other than a Defaulting Lender, the Borrower or any of its Affiliates, a Competitor or a natural Person) (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(a) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 10.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.15 Judgment Currency. If the Administrative Agent, on behalf of the Lenders, obtains a judgment or judgments against the Borrower in a foreign currency, any Dollar denominated obligations of the Borrower in respect of any sum adjudged to be due to the Administrative Agent or the Lenders hereunder or under the Notes (the “Judgment Amount”) shall be discharged only to the extent that, on the Business Day following receipt by the Administrative Agent of the Judgment Amount in the foreign currency, the Administrative Agent, in accordance with normal banking procedures, may purchase Dollars with the Judgment Amount in such foreign currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of the Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing (the “Original Due Date”) to the Administrative Agent or the Lenders hereunder or under the Notes (the “Loss”), the Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Administrative Agent or such Lender agrees to remit such excess to the Borrower.

Section 10.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that (a) pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certification.

Section 10.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Joint Lead Arranger nor any Lender has any obligation to the Borrower or any of the Borrower’s Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, nor any Joint Lead Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.18 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

The provisions of this Section 10.18 are intended to comply with, and shall be interpreted in light of, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

Section 10.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.20 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any Loan Document or other document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, guaranties, waivers and consents) shall be deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages intentionally omitted.]